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                                                                    Exhibit 10.2



                        CMG INFORMATION SERVICES, INC.

                    AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


                                    October 25, 1996

Mr. David S. Wetherell
30 Kettredge Road
North Andover, MA  01845

Dear Dave:

     This Amendment No. 2 to Employment Agreement amends the Employment Agreement between you and CMG Information Services, Inc. (the "Company") dated as of November 9, 1993 (the "Employment Agreement"). In connection with the amendment of the Employment Agreement, you and the Company agree as follows:

     1.   Amendment of Employment Agreement.  Section 4 of the Employment
          ---------------------------------
Agreement is hereby deleted in its entirety and replaced with the following which is effective as of October 25, 1996, with respect to the entire 300,000 share option (all numbers are split-adjusted as of October 25, 1996):

          4. Grant of Non-Qualified Stock Option.  On November 9, 1993, the
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     Company granted to you a non-qualified stock option (the "Option") under its 1986 Stock Option Plan (the "Plan") to purchase, under the conditions herein stated, up to three hundred thousand (300,000) shares of the Company's Common Stock at an option price of $4.00 per share (amended in January of 1994 to be $2.67 per share), which prices were determined by the Compensation Committee to be fair market value on November 9, 1993 and in January, 1994, respectively. This Option was granted by the Company pursuant to, and subject to the terms and conditions of, the Plan (which terms and conditions are hereby incorporated herein by reference as fully as if set forth herein, except if contrary or supplementary terms are set forth in this Employment Agreement, in which case such terms shall take precedence over those in the Plan). As of October 25, 1996, this Option shall became exercisable as follows:

                    (a) This Option shall become exercisable as to 30,000 shares on each November 1 of the Term of Employment upon the attainment of annual performance milestones determined from time to time by the Compensation Committee in its sole discretion with respect to the performance of the Company and its affiliates during the prior fiscal year, and, in any event, shall become exercisable (to the extent not previously exercisable) as to the first 150,000 shares on November 1, 1998, and as to the second 150,000 shares on November 1,


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          2003, if you are employed by the Company on such dates.  As of
          November 1, 1996, this Option is exercisable as to ninety thousand (90,000) shares.

                    (b) In the event of termination of the Term of Employment pursuant to subparagraph (iv) of paragraph 2 above, or in the event the Term of Employment is not extended for an additional five years as provided in Section 2, the Option shall become exercisable on the date of such termination as to a percentage of 30,000 shares of the Company's Common Stock for each July 31 following the date of such termination up to and including July 31, 2003 (but not to exceed three such dates or 90,000 shares), equal to the percentage of the maximum number of options which could have become exercisable represented by the number of those options which have become exercisable, after giving effect to the following paragraph (c). For example, if your employment were terminated on September 1, 1999, with a remaining term hereof ending July 31, 2003, and your Option had as of that date (after giving effect to the following subparagraph (c)) become exercisable for 60% of the aggregate maximum of 180,000 shares as to which it might have become exercisable with respect to the fiscal years ending prior to the termination date, it would become exercisable under this clause (b) for 60% of 30,000 shares, or 18,000 shares for a maximum of three of the July 31sts following termination,
                                                      --
          or an additional 54,000 shares (all numbers are split-adjusted as of October 25, 1996).

                    (c) In the event that your Term of Employment hereunder is terminated pursuant to subparagraph (iv) of paragraph 2 during August, September or October of any year, the portion of the Option becoming exercisable on the succeeding November 1 shall be deemed to have become exercisable on the date of such termination.


          Whenever any formula determined by the Compensation Committee relating to the vesting of your Option results in a fraction of a share, it shall be rounded up to the next full share.

          This Option shall terminate as to the unexercised portion thereof on November 30, 2003; or on November 30, 1998, if the Term of Employment is not extended for five years under Section 2.

          The Company may, if so determined in the sole discretion of its Board of Directors, pay to you cash for the purpose of enabling you to provide for your income tax obligation arising out of any vesting or exercise of your Option, in lieu of such number of shares (or a portion thereof) becoming vested or issued to you upon such exercise, all as the Board of Directors may determine. Cash paid to you hereunder shall be in an amount equal to the fair

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     market value of shares retained following exercise or cancelled following vesting, valued on the date on which the amount of tax is determined. You shall also have the benefit of Articles 14 and 17 of the Plan.

     2. Conforming Amendments.  The reference to paragraph 4(g) in Section 5 of
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the Employment Agreement shall be changed to a reference to paragraph 4(c).  The reference to paragraph 4(f) of the Employment shall be changed to a reference to paragraph 4(b).

     3.   Continuing Effect of Employment Agreement.  Except as amended hereby,
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the Employment Agreement shall remain in effect according to its original terms.


     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized represented and its corporate seal to be hereunto affixed and you have hereunto set your hand and seal this 25th day of October, 1996.


                              CMG INFORMATION SERVICES, INC.



                              By:   /s/ Gregory M. Avis
                                 ------------------------------
                                    Gregory M. Avis



                              By:   /s/ John A. McMullen
                                 ------------------------------
                                    John A. McMullen



                              ACCEPTED AND AGREED TO:

                                    /s/ David S. Wetherell
                              ---------------------------------
                                    David S. Wetherell

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